AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT



      THIS AGREEMENT is made as of this 13th day of August, 2002, by and between KEELEY Small Cap Value Fund, Inc., a Maryland corporation (the "Fund"), and UMB Fund Services, Inc., a Wisconsin corporation (the "Administrator").

      WHEREAS, the Fund is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, the Fund and the Administrator desire to amend and restate their agreement pursuant to which the Administrator provides administrative services for the Fund to reflect the new name of the Administrator.

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Appointment
      -----------

      The Fund hereby appoints the Administrator as administrator of the Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.    Services as Administrator
      -------------------------

      (a) Subject to the direction and control of the Fund's Board of Directors and utilizing information provided by the Fund and its agents, the Administrator will: (1) provide office space, facilities, equipment and personnel to carry out its services hereunder; (2) compile data for and prepare with respect to the Fund timely Notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the Act of 1940 and Semi-Annual Reports on Form N-SAR; (3) prepare for execution by the Fund and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Fund's custodian and transfer agent; (4) prepare compliance filings relating to the registration of the securities of the Fund pursuant to state securities laws with the advice of the Fund's counsel; (5) prepare the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the Act; (6) assist to the extent requested by the Fund with the preparation of the Registration Statement for the Fund (on Form N-1A or any replacement therefor) and any amendments thereto, and proxy materials; (7) monitor the Fund's expense accruals and cause all appropriate

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expenses to be paid from Fund assets on proper authorization from the Fund; (8)
monitor the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, from time to time; (9) assist in the acquisition of the Fund's fidelity bond required by the Act, monitor the amount of the bond and make the necessary Commission filings related thereto;
(10) from time to time as the Administrator deems appropriate, check the Fund's compliance with the policies and limitations of the Fund relating to the portfolio investments as set forth in the Prospectus, Statement of Additional Information, By-laws and Articles of Incorporation (but this function shall not relieve the Fund's investment adviser of its primary day-to-day responsibility for assuring such compliance); (11) maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the Act; and (12) generally assist in the Fund's administrative operations. In addition, the Administrator will monitor the Fund's arrangements with respect to services provided pursuant to any plan of distribution including reporting to the Board of Directors with respect to the amounts paid or payable by the Fund from time to time under the plan and the nature of the services provided, and maintaining appropriate records in connection with its monitoring duties. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

      (b) The Directors of the Fund shall cause the officers, adviser, distributor, legal counsel, independent accountants, custodian and transfer agent for the Fund to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Fund as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Fund when acting in reliance, upon the instruction, advice, information or any documents relating to the Fund provided to the Administrator by any of the aforementioned persons. Fees charged by such persons shall be a Fund expense. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. The Administrator shall not be held to have notice of any change of authority of any officer, agent or employee of the Fund until receipt of written notice thereof from the Fund.

      (c) In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records described in (a) above which are maintained by the Administrator for the Fund.

      (d) The Fund acknowledges that this Agreement, and the Administrator's monitoring and other functions hereunder, does not relieve the Fund's Board of its oversight responsibilities under the Act and applicable corporate law, or the investment adviser's responsibilities, for compliance matters including but not limited to compliance

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with the Act, the Internal Revenue Code of 1986, as amended, and the policies and limitations of the Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information.


3.    Fees; Delegation; Expenses
      --------------------------

      (a) In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Administrator a fee, computed daily and payable monthly, at the annual rate of fifteen one-hundredths of one percent (0.15%) on the first $50,000,000 of the Fund's average daily net assets and five one-hundredths of one percent (0.05%) on the Fund's average daily net assets in excess of $50,000,000. In addition, the Fund will reimburse the Administrator its reasonable out-of-pocket expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel on behalf of the Fund, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, and photocopying, postage and overnight delivery expenses. The minimum annual fee to be paid by the Fund to the Administrator hereunder (exclusive of out-of-pocket expenses) shall be $38,500 per year. Fees shall be paid at a rate that would aggregate at least the applicable minimum fee.

      (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Fund's Prospectus and resolutions of the Fund's Board of Directors. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Fund be liquidated, merged with or acquired by another fund, any accrued fees shall be immediately payable.

      (c) The Administrator will from time to time employ or associate itself with such person or persons as the Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrator and the Fund. The compensation of such person or persons shall be paid by the Administrator and no obligation shall be incurred on behalf of the Fund in such respect.

      (d) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise provided herein. Other costs and expenses to be incurred in the operation of the Fund, including, but not limited to: taxes; interest; brokerage fees and commissions, if any; salaries, fees and expenses of officers and Directors; Commission fees and state Blue Sky fees; advisory and administration

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fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; typesetting, printing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; typesetting, printing, mailing and other costs of shareholder reports; expenses incidental to holding meetings of the Fund's shareholders and Directors; fund accounting fees including pricing of portfolio securities; and any extraordinary expenses; will be borne by the Fund or its investment adviser. Expenses incurred for distribution of fund shares, including the typesetting, printing and mailing of prospectuses for persons who are not shareholders of the Fund, will be borne by the Fund, its investment adviser, or its distributor.

4.    Proprietary and Confidential Information
      ----------------------------------------

      The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

5.    Limitation of Liability
      -----------------------

      (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Administrator may sustain or incur or which may be asserted against the Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon the instruction, advice, information or documents provided to the Administrator by any party described in
Section 2(b).

      (b) In the event the Fund may be asked to indemnify or hold the Administrator harmless, the Fund shall be advised of all pertinent facts concerning the situation in question and the Administrator shall use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder. (As used in Sections 5(a) and 5(b) hereof, the term "Administrator" shall include directors, officers, employees and other corporate agents of the Administrator as well as the corporation itself).

6.    Term
      ----

      (a) This Agreement shall become effective as of the date hereof and shall continue until terminated as provided herein.

      (b) This Agreement may be terminated at any time (i) upon mutual consent of the parties, or (ii) by either party upon not less than ninety (90) days' written notice to the other party (which notice may be waived by the party entitled to the notice).

      (c) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Fund.

7.    Non-Exclusivity
      ---------------

      The services of the Administrator rendered to the Fund are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Fund recognizes that from time to time directors, officers and employees of the Administrator may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into investment advisory or other agreements with such other corporations or trusts.

8.    Governing Law; Invalidity
      -------------------------

      This Agreement shall be governed by Wisconsin law. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction and shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.    Notices
      -------

      Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified

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mail, postage prepaid, return receipt requested, as follows: Notice to the
Administrator shall be sent to UMB Fund Services, Inc., 800 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: President, with a copy to General Counsel, and notice to the Fund shall be sent to Keeley Investment Corp., 401 South LaSalle Street, Suite 1201, Chicago, Illinois, 60605, Attention John Keeley.

10.   Entire Agreement
      ----------------

      This Agreement constitutes the entire Agreement of the parties hereto.

11.   Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                             KEELEY SMALL CAP VALUE FUND, INC.



                                        By:
                                           ------------------------------------
                                               Authorized Officer



                                   UMB FUND SERVICES, INC.



                                         By:
                                            -----------------------------------
                                          Authorized Officer

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